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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 of 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 17, 1996
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                          HARRY'S FARMERS MARKET, INC.
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             (Exact name of registrant as specified in its charter)



Georgia                           0-21486                    58-2037452
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(State or other jurisdiction      Commission File Number     (IRS Employer
of incorporation)                                           Identification No.)

1180 Upper Hembree Road, Atlanta, Georgia                           30076
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code         (770) 667-8878
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                                 Not applicable
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         (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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     On June 17, 1996, Harry's Farmers Market, Inc. (the "Company") consummated the sale of its 17.229 acre tract of undeveloped land located in the City of Brentwood, Williamson County, Tennessee to Springvest Associates Limited Partnership, a Georgia limited partnership ("Springvest"), as assignee of Buckley Shuler Properties, Inc. The gross purchase price of the property was $4,600,000.00 with net proceeds of approximately $4,300,000 which will be used to reduce the Company's borrowings and debt service. As part of the transaction, the Company retained an exclusive option to repurchase a tract from the property conveyed as a potential site for construction of a Harry's In A Hurry store on such location.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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     (c)  Exhibits.  The following exhibits are filed with this report.

          10.27 Agreement for the Sale of Property dated December 4, 1995, by and between the Registrant and Buckley Shuler Properties, Inc., as amended.

          10.28 Assignment of Contract dated December 10, 1995, by and between Buckley Shuler Properties, Inc. and Springvest Associates Limited Partnership.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HARRY'S FARMERS MARKET, INC.



Dated: June 27, 1996                By:  /s/ Harry A. Blazer
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                                        Harry A. Blazer
                                        President and Chief Executive Officer

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